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                                                                   Exhibit 10.25


             AGREEMENT made as of           by and between CBS BROADCASTING INC.
(Formerly known as CBS INC.), 51 West 52nd Street, New York, New York 10019 (herein referred to as "CBS") and INFINITY BROADCASTING CORPORATION, 40 West 57th Street, New York, New York 10019 (herein referred to as "Licensee")


                                   WITNESSETH

             WHEREAS, CBS is the owner of the trademarks set forth in Schedule A (herein collectively referred to as the "Trademarks"); and

             WHEREAS, Licensee had used the Trademarks and Licensee wishes to continue to use the Trademarks;

             NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties have mutually agreed as follows:


         1. (a) CBS hereby grants to Licensee, and Licensee hereby accepts a non-exclusive, non-assignable, royalty-free, fully paid right and license to use the Trademarks in the United States, its territories and possessions including Puerto Rico only in connection with Licensee's radio broadcasting services (herein referred to as the "Services") (and specifically excluding any other current or future business of Licensee including but not limited to Licensee's outdoor advertising business) and to use the Trademarks in the advertising, marketing and promotion of the Services (herein called the "Trademark Usages") during the Term; provided, however, that no advertising, marketing or promotion use of the Trademarks will utilize or be made on or in connection with any product, merchandise or services other than the Services without CBS's prior written approval in each instance, and provided further, that the CBS Eye device shall be used by Licensee only in connection with the day to day business and operations of the CBS Radio Networks.

             (b) Licensee shall have the right to sublicense the Trademarks to a CBS Sublicensee; provided, however, Licensee obtains CBS's prior written approval of any such proposed sublicense in each instance; and provided further, that no such sublicense shall relieve Licensee of any of its obligations under this Agreement. Any CBS Sublicensee will execute a trademark license agreement containing substantially all of the same terms and conditions of this Agreement. A "CBS Sublicensee" shall mean a current and future, direct or indirect affiliate of Licensee in which CBS Corporation beneficially owns, directly or indirectly, at least 50% of the voting power of such affiliate.


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         2. The Term of this Agreement shall commence on December , 1998 and will continue, unless sooner terminated, with respect to each of the Trademarks for the term of respective trademark's registration and any renewals thereof.

         3. Licensee will use the Trademarks only upon or in connection with the Services in accordance with standards of quality specified or approved by CBS. Prior to the commencement of the Trademark Usages, Licensee shall furnish to CBS for its approval a sample of the Trademark Usages materials. In addition, Licensee shall furnish to CBS samples of specific uses of the Trademarks in connection with the Services. Licensee shall not authorize full-scale production of the Trademark Usages until after CBS's approval has been obtained in writing in each instance. Any change in the materials utilizing the Trademarks or the Trademark Usages shall be subject to CBS's prior approval in each instance. If CBS requests any change to any submitted Trademark Usages materials or use of the Trademarks in connection with the Services, such item as changed shall be resubmitted to CBS for approval. Approval by CBS shall not, however, relieve Licensee of any of its warranties or obligations hereunder, and the uses of the Trademarks in connection with the Services and each of Trademarks Usages materials shall strictly conform with the samples and proofs approved by CBS. Samples and materials to be approved shall be submitted to CBS c/o Associate General Counsel, Contract, Rights and Development, CBS Broadcasting Inc. or such other person that may be designated in writing by CBS.

         4. Licensee admits the validity of the Trademarks and covenants that Licensee will not directly or indirectly contest the validity of the Trademarks or the right and title of CBS therein. Licensee recognizes the value of the goodwill and secondary meaning associated with the Trademarks. Licensee shall not register or attempt to register the Trademarks either alone or in combination with any other mark, word, symbol, or the like anywhere in the world or aid or abet anyone else in doing so. Licensee acknowledges that the Trademarks (including all rights therein and goodwill associated therewith) shall, as between Licensee and CBS, be and remain the exclusive and complete property of CBS. CBS reserves the right to lease, authorize or permit the use of the Trademarks by third parties as CBS may see fit. Licensee will not use or authorize the use of the Trademarks in any manner, at any time or in any place not specifically licensed herein. Licensee shall not adopt or use any name or mark that CBS considers to be confusingly similar to the Trademarks.

         5. Licensee warrants and represents that the Services will be of the highest standard in style and quality; that the Trademark Usages will conform to the specifications and quality of the samples furnished by Licensee to CBS pursuant to paragraph 3 hereof; that the Services and Trademark Usages will be in accordance with all applicable federal, state, local and foreign, if applicable, laws and in a manner that will not reflect adversely upon CBS, its licensees or assignees.

         6. (a) Licensee shall, during the conduct of its business hereunder, do everything necessary to protect and preserve CBS's Trademarks during the Term hereof. In connection therewith, Licensee will comply with proper trademarks usage in connection with the Services


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and the Trademark Usages and will comply with proper trademark usage and trademark laws of the United States. CBS shall from time to time advise Licensee what usage of the Trademarks shall be proper. However, Licensee's obligations under this subparagraph shall be independent of the instructions of CBS. At the request of CBS, Licensee shall execute all documents necessary to procure, protect and preserve the aforesaid trademark rights, including but not limited to, applications for recordation of Licensee as a Registered User of the Trademarks.

             (b) Licensee shall print, stamp or otherwise affix the following Trademark notice "(R)" or "Trademark of CBS Broadcasting Inc." on the Trademark Usages and in connection with the Services, all in accordance with instructions from CBS, including without being limited to, instructions with respect to position, design, and letter size.

             (c) The Trademarks and the right to use the Trademarks which arises out of the license hereby granted to use the Trademarks shall be and remain the sole and complete property of CBS. The right and license granted herein shall not constitute an assignment by CBS of said Trademarks and Licensee shall not at any time acquire or claim any right, title or interest of any nature whatsoever in the Trademarks by virtue of this Agreement or of Licensee's use thereof on or in connection with the Services. In the event that during the Term of this Agreement, Licensee shall create any additional Trademarks or other proprietary right related to or arising out of the aforesaid Trademarks, as a result of the exercise by Licensee of any right granted to it hereunder, such Trademarks or other proprietary right shall immediately vest in CBS and Licensee shall be authorized to use such new Trademarks or proprietary right as though same had specifically been included in this Agreement.

             (d) Subject to paragraph 10 hereof, upon the termination of this Agreement for any reason, Licensee will immediately cease all further use of the Trademarks and all trademark rights shall forthwith revert to CBS. If deemed necessary, Licensee shall execute any requested written reassignment of such rights.

             (e) All uses of the Trademarks by Licensee and all goodwill associated with such uses will inure to the benefit of CBS.

         7. Licensee shall promptly notify CBS of any unauthorized use or infringement by third parties of any rights granted to Licensee herein, and will cooperate fully in any action at law or in equity undertaken by CBS with respect to such unauthorized use or infringement (it being understood that all expenses in connection with such action shall be borne by CBS). CBS reserves the right not to bring an infringement action.

         8. (a) Licensee warrants and represents that Licensee is free to enter into and fully perform this Agreement, that all ideas, creations, materials and intellectual property furnished by Licensee in connection with the Services and the Trademark Usages will be Licensee's own and original creation (except for matter in the public domain or material which Licensee is fully licensed to use) and that the Services and the Trademark Usages will not infringe upon or violate any rights of any third party of any nature whatsoever.


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             (b) Licensee will at all times indemnify and hold harmless CBS from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees arising out of Licensee's use of the Trademarks in the Trademark Usages and/or the Services or out of any breach by Licensee of any warranty or agreement made by Licensee herein.

         9. In the event that: (i) Licensee fails to comply with any of Licensee's obligations hereunder, (ii) an involuntary petition in bankruptcy is filed against Licensee and is not dismissed within thirty (30) days thereafter, a receiver or trustee of any of Licensee's property is appointed and such appointment is not vacated within thirty (30) days thereafter, or Licensee takes advantage of any insolvency law, (iii) Licensee fails to conform to the specifications of the samples furnished or reduces the quality of the Services or the Trademark Usages approved by CBS without prior consent, (iv) Licensee commits any act or omission which in CBS's opinion would be substantially likely to materially impair, dilute or diminish the value, reputation or distinctiveness of the Trademarks or in CBS's opinion would be substantially likely to impair, dilute or diminish the value, image, integrity or reputation of the CBS Corporation (or any business unit thereof), (v) the Intercompany Agreement between CBS Corporation and Infinity Broadcasting Corporation dated as of December ______, 1998 (herein called the "Intercompany Agreement") terminates, or (vi) a Trigger Date (as defined in the Intercompany Agreement) occurs, then, in any of such events, in addition to any other rights of any nature that CBS may have at law or in equity, CBS shall have the right, at its option, to terminate this Agreement.

         10. Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to CBS, with the following consequences: (i) Licensee shall not thereafter make any use of the Trademarks in the Trademark Usages and/or the Services whatsoever, except that in the event of the termination of this Agreement, pursuant to any provision of paragraph 9 hereof, Licensee may continue the Services use or the Trademark Usages on a non-exclusive basis during a period of sixty (60) days thereafter in accordance with all of the terms and conditions contained in this Agreement.

         11. (a) CBS warrants and represents that it has the right to enter into this Agreement and to grant all of the rights granted hereunder. CBS also warrants that it is the owner of United States Trademark Registrations set forth in Schedule A and has all rights under said Registration for the services specified therein.

             (b) CBS will indemnify and hold Licensee harmless from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of CBS's use of the Trademarks. Licensee shall promptly notify CBS in the event of any claim, suit or proceeding being asserted or commenced against Licensee and CBS shall assume the defense of such claim, suit or proceeding. Licensee shall cooperate fully with CBS in the defense thereof. CBS may join Licensee as a party and shall not settle any such claim, suit or proceeding without Licensee's written consent, which consent shall not be unreasonably withheld. Licensee will promptly notify CBS of any claim to which the above indemnity applies and CBS shall defend the same at its expense. CBS's obligations with respect


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thereto shall be limited to paying the amount of any judgment, or settlement approved by CBS in connection therewith.

             (c) CBS reserves the right to prosecute, defend and conduct at its own expense all proceedings that it may deem proper or necessary for the protection of said Trademarks, and at the sole option of CBS it may conduct proceedings in its own name or in the name of Licensee, or jointly in its name with Licensee, and Licensee agrees that it will not claim or reserve any rights against CBS as the result of such action, and furthermore agrees to notify CBS promptly of any adverse, pending or threatened litigation in respect of said Trademarks of which it becomes aware.

         12. In the event CBS wishes to license any trademark or service mark owned by the IBC Affiliated Group (as defined in the Intercompany Agreement), CBS shall so notify Licensee and Licensee shall grant CBS a worldwide, non-exclusive, royalty-free, fully paid right and license to use any such trademark or service mark for the duration of such trademark or service mark registration and any renewals thereof.

         13. (a) Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail, at the respective addresses hereinabove set forth, or such other address or addresses as may be designated by either party. Such notices shall be deemed given when mailed except that notice of change of address shall be effective only from the date of its receipt.

             (c) Nothing herein contained shall be construed to constitute a partnership or joint venture between the parties hereto, and neither Licensee nor CBS shall become bound by any representation, act or omission of the other.

             (d) A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

             (e) CBS may assign (by operation of law or otherwise) its rights hereunder in whole or in part to any person, firm or corporation, and such rights may be assigned by any assignee thereof; provided, however, that no such assignment shall relieve CBS of any of its obligations hereunder. Licensee shall not assign (by operation of law or otherwise), transfer, sublicense or otherwise encumber this Agreement without the prior written approval of CBS. Any assignment or other transfer, sublicense, or other encumbrance of this Agreement by Licensee without the prior written approval of CBS shall be null and void and of no effect ab initio.

             (f) This Agreement has been entered into in the State of New York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the


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State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement, which may arise out of the interpretation, performance or breach of this Agreement.

             (g) This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated orally.


             IN WITNESS WHEREOF, this Agreement has been signed by the parties as of the first above written.


INFINITY BROADCASTING                  CBS BROADCASTING INC.
CORPORATION


By _________________________           By _______________________________


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                                   SCHEDULE A

  Attached to and forming a part of the Agreement dated as of           1998,
                       between CBS BROADCASTING INC., and
                        INFINITY BROADCASTING CORPORATION


TRADEMARK                     REGISTRATION       COUNTRY      REGISTRANT              STATION
---------                     ------------       -------      ----------              -------
                              NO.
                              ---
ASK THE GOVERNOR              1,698,112          US           CBS Broadcasting Inc.   WCBS-AM
CBS RADIO NETWORK and         1,683,994          US           CBS Broadcasting Inc.   NETWORK
Design
CBS SPECTRUM RADIO            1,683,993          US           CBS Broadcasting Inc.   NETWORK
NETWORK and Design
FIRST WEATHER                 2,049,110          US           CBS Broadcasting Inc.   WINS-AM
TRAFFIC AND WEATHER           1,620,480          US           CBS Broadcasting Inc.   WCBS-AM
TOGETHER
CBS                           852,481            US           CBS Broadcasting Inc.   CBS
KCBS                          1,390,268          US           CBS Broadcasting Inc.   KCBS
WBBM                          1,385,467          US           CBS Broadcasting Inc.   WBBM
WCBS                          1,407,078          US           CBS Broadcasting Inc.   WCBS
WCBS NEWSRADIO 88             1,773,181          US           CBS Broadcasting Inc.   WCBS-AM
CBS EYE DEVICE                645,893            US           CBS Broadcasting Inc.   NETWORK

COMMON LAW TRADEMARKS

WWJ
WCCO


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